EXHIBIT 99.1

NEWS RELEASE

Cliffs Natural Resources Inc. Reports Fourth-Quarter
and Full-Year 2015 Results

•	Achieves fourth-quarter Adjusted EBITDA[1] of $76 million

•	Realizes significant year-over-year cost savings

◦	U.S. Iron Ore cash production costs[3] decrease 23 percent to $45 per ton in the fourth quarter

◦	Asia Pacific Iron Ore cash production costs[3] decrease 40 percent to $26 per ton in the fourth quarter

CLEVELAND—Jan. 27, 2016—Cliffs Natural Resources Inc. (NYSE: CLF) today reported fourth-quarter and full-year results for the period ended December 31, 2015.

Fourth-quarter 2015 consolidated revenues of $476 million decreased 54 percent from the prior year's fourth-quarter revenues of $1.0 billion. Cost of goods sold decreased by 44 percent to $433 million compared to $774 million reported in the fourth quarter of 2014.

For the fourth quarter of 2015, the Company recorded a net loss of $58 million compared to a net loss of $1.4 billion recorded in the prior-year quarter. The Company recorded a net loss attributable to Cliffs' common shareholders of $60 million, or $0.39 per diluted share, compared to a net loss attributable to Cliffs' common shareholders of $1.3 billion, or $7.19 per diluted share recorded in the fourth quarter of 2014.

For the fourth-quarter 2015, adjusted EBITDA1 was $76 million. Cliffs noted that this figure includes idle expenses of $30 million related to previously announced production curtailments. Excluding these idle expenses associated with the United Taconite, Northshore and Empire mines, Cliffs' adjusted EBITDA1 would have been $106 million.

Full-Year Consolidated Results
Full-year 2015 consolidated revenues of $2.0 billion decreased 40 percent from the prior year's revenues of $3.4 billion. Cost of goods sold decreased by 29 percent to $1.8 billion compared to $2.5 billion reported in 2014.

For the full-year 2015, the Company recorded a net loss of $748 million compared to a net loss of $8.3 billion recorded in the prior year. The Company recorded a full-year net loss attributable to Cliffs' common shareholders of $788 million, or $5.13 per diluted share, compared to a net loss attributable to Cliffs' common shareholders of $7.3 billion, or $40.36 per diluted share recorded in 2014.

Lourenco Goncalves, Cliffs' Chairman, President and Chief Executive Officer, said, "Despite the severely negative impacts of global iron ore and domestic steel prices, in 2015 we achieved substantial cost reductions in all areas of the business." He added, "On top of an outstanding year of operating performance, we checked a number of boxes in line with our U.S. pellet-centric strategy, most recently with the full divestiture of our North American Coal business."

The following table provides a summary of adjusted EBITDA1 by operating segment:

	Adjusted EBITDA[1] by Segment (in millions)
	U.S. Iron Ore	Asia Pacific Iron Ore	Corporate/ Other	Total
Q4 2015 Adjusted EBITDA[1] (in millions)	$97.5	$(0.1)	$(21.5)	$75.9
YTD 2015 Adjusted EBITDA[1] (in millions)	$352.1	$32.7	$(91.9)	$292.9

Cliffs' fourth-quarter 2015 interest expense was $60 million, a 25 percent increase when compared to a fourth-quarter 2014 expense of $48 million. The increase was primarily driven by the issuance of secured notes during the first quarter of 2015. The Company noted that of the $60 million recorded, $51 million is cash with the remaining $9 million a non-cash expense.

U.S. Iron Ore

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Volumes - In Thousands of Long Tons
Total sales volume	4,501	7,818	17,292	21,840
Total production volume	4,340	6,175	19,317	22,431
Sales Margin - In Millions
Revenues from product sales and services	$372.9	$863.2	$1,525.4	$2,506.5
Cost of goods sold and operating expenses	323.5	614.5	1,298.3	1,796.1
Sales margin	$49.4	$248.7	$227.1	$710.4
Sales Margin - Per Long Ton
Revenues from product sales and services*	$74.23	$98.93	$79.12	$102.36
Cash production cost[3]	45.36	58.96	54.35	63.83
Non-production cash cost[3]	11.83	4.80	5.92	1.08
Cash cost[3]	57.19	63.76	60.27	64.91
Depreciation, depletion and amortization	6.07	3.35	5.72	4.92
Cost of goods sold and operating expenses*	63.26	67.11	65.99	69.83
Sales margin	$10.97	$31.82	$13.13	$32.53

* Excludes revenues and expenses related to domestic freight, which are offsetting and have no impact on sales margin. Revenues per ton also exclude venture partner cost reimbursements.

U.S. Iron Ore pellet sales volume in the fourth quarter of 2015 was 4.5 million tons, a 42 percent decrease when compared with 7.8 million tons sold in the fourth quarter of 2014. The decrease was driven principally by the termination of a customer contract, lower demand from U.S. mills and higher sales in the comparable quarter in the prior year from the delayed start-up of the 2014 shipping season.

Cash production cost per ton3 in U.S. Iron Ore was $45.36, down 23 percent from $58.96 in the prior year's fourth quarter. The decrease was driven by lower employment costs, reduced maintenance and repair costs, and year-over-year lower energy rates.

Asia Pacific Iron Ore

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Volumes - In Thousands of Metric Tons
Total sales volume	2,917	2,915	11,627	11,531
Total production volume	3,068	3,042	11,722	11,352
Sales Margin - In Millions
Revenues from product sales and services	$103.1	$167.1	$487.9	$866.7
Cost of goods sold and operating expenses	109.2	156.8	478.5	745.0
Sales margin	$(6.1)	$10.3	$9.4	$121.7
Sales Margin - Per Metric Ton
Revenues from product sales and services*	$33.73	$54.96	$39.93	$74.56
Cash production cost[3]	25.76	42.79	30.82	49.29
Non-production cash cost[3]	7.94	0.98	6.13	2.07
Cash cost[3]	33.70	43.77	36.95	51.36
Depreciation, depletion and amortization	2.13	7.65	2.18	12.65
Cost of goods sold and operating expenses*	35.83	51.42	39.13	64.01
Sales margin	$(2.10)	$3.54	$0.80	$10.55

*Cliffs began selling a portion of its product on a CFR basis in 2014. As such, the information above excludes revenues and expenses related to freight, which are offsetting and have no impact on sales margin.

Fourth-quarter 2015 Asia Pacific Iron Ore sales volume of 2.9 million was flat compared to the fourth quarter of 2014.

Cash production cost per ton3 in Asia Pacific Iron Ore was $25.76, down 40 percent from $42.79 in the prior year's fourth quarter. The decrease was driven by reduced mining and haulage costs, lower headcount, and favorable foreign exchange variances of $5 per ton.

Debt and Cash Flow
Total debt at the end of the fourth quarter of 2015 was $2.7 billion, versus a comparable $2.8 billion at the end of the fourth quarter of 2014. Fourth quarter cash and cash equivalents totaled $285 million, compared to $271 million at the end of the fourth quarter of 2014.

At the end of the fourth quarter of 2015, Cliffs had net debt4 of $2.4 billion, compared to $2.6 billion of net debt4 at the end of the fourth quarter of 2014.

Capital expenditures during the quarter were $26 million, which is a 49 percent decrease compared to $51 million in the fourth quarter of 2014. Full-year 2015 capital expenditures were $83 million, a 71 percent reduction compared to $284 million in the prior year.

Cliffs also reported depreciation, depletion and amortization of $35 million in the fourth quarter of 2015.

Outlook
Cliffs provides full-year expected revenues-per-ton ranges based on different assumptions of seaborne iron ore prices. Cliffs indicated that each different pricing assumption holds all other assumptions constant, including customer mix, as well as industrial commodity prices, freight rates, energy prices, production input costs and/or hot-band steel prices (all factors contained in certain of Cliffs' supply agreements).

The U.S. Iron Ore table further assumes full-year hot-band steel pricing of approximately $450 per short ton. The Company notes that this estimate is based on its customers’ realized prices and not an index or spot market price. In 2015, the customers’ realized price was approximately $40 per ton higher than the U.S. Domestic Midwest Hot Rolled Coil Steel Index. In terms of sensitivity, for every $50 per ton change in the customers’ hot-rolled steel prices, Cliffs U.S. Iron Ore revenue realizations per ton would be expected to change by $2.25 if steel prices increase, and $1.75 if steel prices decrease.

The table below provides certain Platts IODEX averages for 2016 and the corresponding full-year realization for the U.S. Iron Ore and Asia Pacific Iron Ore segments.

2016 Full-Year Realized Revenues-Per-Ton Range Summary
Platts IODEX (1)	U.S. Iron Ore (2)	Asia Pacific Iron Ore (3)
$30	$71 - $73	$19 - $21
$35	$71 - $73	$23 - $25
$40	$72 - $74	$28 - $30
$45	$73 - $75	$32 - $34
$50	$74 - $76	$36 - $38
$55	$75 - $77	$40 - $42
$60	$76 - $78	$45 - $47
(1)	The Platts IODEX is the benchmark assessment based on a standard specification of iron ore fines with 62% iron content (C.F.R. China).
(2)
U.S. Iron Ore tons are reported in long tons of pellets. This table assumes full-year hot-rolled steel pricing of approximately $450 per short ton, which is based on customer realizations and not a public index.

(3)	Asia Pacific Iron Ore tons are reported in metric tons of lumps and fines, F.O.B. the port.

U.S. Iron Ore Outlook (Long Tons)
For 2016, Cliffs expects full-year sales volume of approximately 17.5 million tons from its U.S. Iron Ore business. In order to reduce pellet inventory levels and generate cash flow from working capital, the Company currently plans to produce approximately 16 million tons of iron ore pellets.

Cliffs' full-year 2016 U.S. Iron Ore cash production cost per ton3 expectation is $50 - $55. The Company's cash cost of goods sold per ton3 expectation is $55 - $60, representing a reduction of $5 from the previously disclosed 2016 cash costs of goods sold per ton3 expectation of $60 - $65.

Cliffs anticipates depreciation, depletion and amortization to be approximately $7 per ton for full-year 2016.

Labor Update
The Company remains in active negotiations with the United Steelworkers and is committed to reaching a fair and equitable agreement. The current contract has been extended by mutual agreement of both parties. The contract extension covers approximately 2,200 USW-represented workers at Cliffs' Empire and Tilden mines in Michigan, and its United Taconite and Hibbing Taconite mines in Minnesota.

Asia Pacific Iron Ore Outlook (Metric Tons, F.O.B. the port)
Cliffs' full-year 2016 Asia Pacific Iron Ore expected sales and production volume is approximately 11.5 million tons. The product mix is expected to contain 50 percent lump and 50 percent fines.

Based on a full-year average exchange rate of $0.69 U.S. Dollar to Australian Dollar, the Company is expecting a full-year 2016 Asia Pacific Iron Ore cash production cost per ton3 of $25 - $30. Cliffs' cash cost of goods sold per ton3 expectation is expected to be $30 - $35. Cliffs indicated that for every $0.01 change in this exchange rate on a full-year basis, the Company's cash cost of goods sold is impacted by approximately $6 million.

Cliffs anticipates depreciation, depletion and amortization to be approximately $2 per ton for full-year 2016.

The following table provides a summary of Cliffs’ 2016 guidance for its two business segments:

	2016 Outlook Summary
	U.S. Iron Ore (A)	Asia Pacific Iron Ore (B)
Sales volume (million tons)	17.5	11.5
Production volume (million tons)	16	11.5
Cash production cost per ton[3]	$50 - $55	$25 - $30
Cash cost of goods sold per ton[3]	$55 - $60	$30 - $35
DD&A per ton	$7	$2

(A)	U.S. Iron Ore tons are reported in long tons of pellets.
(B)	Asia Pacific Iron Ore tons are reported in metric tons of lumps and fines.

SG&A Expenses and Other Expectations
Full-year 2016 SG&A expenses are expected to be approximately $95 million, a $15 million reduction from the full-year 2015 expense. Cliffs also notes that of the $95 million expectation, approximately $30 million is considered non-cash.

The Company expects full-year 2016 interest expense to be approximately $240 million, of which approximately $205 million is cash interest. Consolidated full-year 2016 depreciation, depletion and amortization is expected to be approximately $145 million.

Capital Budget Update
Cliffs expects full-year 2016 capital expenditures to be $50 million, a significant reduction compared to 2015 expenditures of $83 million. The reduction is driven by the divestiture of the remaining coal assets as well as spending discipline exhibited in the U.S. Iron Ore business.

Conference Call Information
Cliffs Natural Resources Inc. will host a conference call this morning, January 27, 2016, at 10 a.m. ET. The call will be broadcast live and archived on Cliffs' website: www.cliffsnaturalresources.com.
About Cliffs Natural Resources Inc.
Cliffs Natural Resources Inc. is a leading mining and natural resources company in the United States. The Company is a major supplier of iron ore pellets to the North American steel industry from its mines and pellet plants located in Michigan and Minnesota. Cliffs also operates an iron ore mining complex in Western Australia. Driven by the core values of safety, social, environmental and capital stewardship, Cliffs' employees endeavor to provide all stakeholders operating and financial transparency. News releases and other information on the Company are available at http://www.cliffsnaturalresources.com.

Forward-Looking Statements
This release contains statements that constitute "forward-looking statements" within the meaning of the federal securities laws. As a general matter, forward-looking statements relate to anticipated trends and expectations rather than historical matters. Forward-looking statements are subject to uncertainties and factors relating to Cliffs’ operations and business environment that are difficult to predict and may be beyond our control. Such uncertainties and factors may cause actual results to differ materially from those expressed or implied by the forward-looking statements. These statements speak only as of the date of this release, and we undertake no ongoing obligation, other than that imposed by law, to update these statements. Uncertainties and risk factors that could affect Cliffs’ future performance and cause results to differ from the forward-looking statements in this release include, but are not limited to: trends affecting our financial condition, results of operations or future prospects, particularly the continued volatility of iron ore prices; availability of capital and our ability to maintain adequate liquidity, in particular considering borrowing base reductions from the sale of non-core assets such as North American Coal; continued weaknesses in global economic conditions, including downward pressure on prices caused by oversupply or imported products, including the impact of any reduced barriers to trade, reduced market demand and any change to the economic growth rate in China; our ability to reach agreement with our iron ore customers regarding any modifications to sales contract provisions, renewals or new arrangements; uncertainty relating to restructurings in the steel industry and/or affecting the steel industry; our ability to maintain appropriate relations with unions and employees and enter into or renew collective bargaining agreements on satisfactory terms; the impact of our customers reducing their steel production or using other methods to produce steel; our ability to successfully execute an exit option for our Canadian entities that minimizes the cash outflows and associated liabilities of such entities, including the Companies' Creditors Arrangement Act process; our ability to successfully identify and consummate any strategic investments and complete planned divestitures; our ability to successfully diversify our product mix and add new customers beyond our traditional blast furnace clientèle; the outcome of any contractual disputes with our customers, joint venture partners or significant energy, material or service providers or any other litigation or arbitration; the ability of our customers and joint venture partners to meet their obligations to us on a timely basis or at all; the impact of price-adjustment factors on our sales contracts; changes in sales volume or mix; our actual levels of capital spending; our actual economic iron ore reserves or reductions in current mineral estimates, including whether any mineralized material qualifies as a reserve; events or circumstances that could impair or adversely impact the viability of a mine and the carrying value of associated assets, as well as any resulting impairment charges; the results of prefeasibility and feasibility studies in relation to projects; impacts of existing and increasing governmental laws and regulation and related costs and liabilities, including failure to receive or maintain required operating and environmental permits, approvals, modifications or other authorization of, or from, any governmental or regulatory entity and costs related to implementing improvements to ensure compliance with regulatory changes; our ability to cost-effectively achieve planned production rates or levels; uncertainties associated with natural disasters, weather conditions, unanticipated geological conditions, supply or price of energy, equipment failures and other unexpected events; adverse changes in currency values, currency exchange rates, interest rates and tax laws; risks related to international operations; availability of capital equipment and component parts; the potential existence of significant deficiencies or material weakness in our internal control over financial reporting; problems or uncertainties with productivity, tons mined, transportation, mine-closure obligations or costs, environmental liabilities, employee-benefit costs and other risks of the mining industry; and the risk factors identified in Part I - Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2014. The information contained herein speaks as of the date of this release and may be superseded by subsequent events. Except as may be required by applicable securities laws, we do not undertake any obligation to revise or update any forward-looking statements contained in this release.

SOURCE: Cliffs Natural Resources Inc.
MEDIA CONTACT:

Patricia Persico Director, Global Communications (216) 694-5316
FINANCIAL TABLES FOLLOW
###

CLIFFS NATURAL RESOURCES INC. AND SUBSIDIARIES STATEMENTS OF UNAUDITED CONDENSED CONSOLIDATED OPERATIONS

	(In Millions, Except Per Share Amounts)
	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
REVENUES FROM PRODUCT SALES AND SERVICES
Product	$432.5	$933.5	$1,832.4	$3,095.2
Freight and venture partners' cost reimbursements	43.5	96.8	180.9	278.0
	476.0	1,030.3	2,013.3	3,373.2
COST OF GOODS SOLD AND OPERATING EXPENSES	(432.7)	(774.3)	(1,776.8)	(2,487.5)
SALES MARGIN	43.3	256.0	236.5	885.7
OTHER OPERATING INCOME (EXPENSE)
Selling, general and administrative expenses	(27.8)	(23.6)	(110.0)	(154.7)
Impairment of goodwill and other long-lived assets	—	(256.9)	(3.3)	(635.5)
Miscellaneous - net	9.0	19.0	28.1	34.6
	(18.8)	(261.5)	(85.2)	(755.6)
OPERATING INCOME	24.5	(5.5)	151.3	130.1
OTHER INCOME (EXPENSE)
Gain on extinguishment of debt	—	16.2	392.9	16.2
Interest expense, net	(60.3)	(48.4)	(228.5)	(176.7)
Other non-operating income (expense)	0.4	0.5	(2.6)	10.7
	(59.9)	(31.7)	161.8	(149.8)
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND EQUITY LOSS FROM VENTURES	(35.4)	(37.2)	313.1	(19.7)
INCOME TAX BENEFIT (EXPENSE)	0.6	539.0	(169.3)	417.7
EQUITY LOSS FROM VENTURES, net of tax	—	(0.1)	(0.1)	(9.9)
INCOME (LOSS) FROM CONTINUING OPERATIONS	(34.8)	501.7	143.7	388.1
LOSS FROM DISCONTINUED OPERATIONS, net of tax	(23.1)	(1,869.8)	(892.1)	(8,699.7)
NET INCOME (LOSS)	(57.9)	(1,368.1)	(748.4)	(8,311.6)
LOSS (INCOME) ATTRIBUTABLE TO NONCONTROLLING INTEREST	(2.4)	83.0	(0.9)	1,087.4
NET INCOME (LOSS) ATTRIBUTABLE TO CLIFFS SHAREHOLDERS	$(60.3)	$(1,285.1)	$(749.3)	$(7,224.2)
PREFERRED STOCK DIVIDENDS	—	(12.8)	(38.4)	(51.2)
NET INCOME (LOSS) ATTRIBUTABLE TO CLIFFS COMMON SHAREHOLDERS	$(60.3)	$(1,297.9)	$(787.7)	$(7,275.4)
EARNINGS (LOSS) PER COMMON SHARE ATTRIBUTABLE TO CLIFFS SHAREHOLDERS - BASIC
Continuing operations	$(0.24)	$3.17	$0.63	$2.03
Discontinued operations	(0.15)	(11.65)	(5.77)	(49.55)
	$(0.39)	$(8.48)	$(5.14)	$(47.52)
EARNINGS (LOSS) PER COMMON SHARE ATTRIBUTABLE TO CLIFFS SHAREHOLDERS - DILUTED
Continuing operations	$(0.24)	$2.79	$0.63	$2.02
Discontinued operations	(0.15)	(9.98)	(5.76)	(42.38)
	$(0.39)	$(7.19)	$(5.13)	$(40.36)
AVERAGE NUMBER OF SHARES (IN THOUSANDS)
Basic	153,278	153,136	153,230	153,098
Diluted	153,278	178,636	153,605	179,029
CASH DIVIDENDS DECLARED PER DEPOSITARY SHARE	$—	$0.44	$1.32	$1.76
CASH DIVIDENDS DECLARED PER COMMON SHARE	$—	$0.15	$—	$0.60

CLIFFS NATURAL RESOURCES INC. AND SUBSIDIARIES
STATEMENTS OF UNAUDITED CONDENSED CONSOLIDATED FINANCIAL POSITION

	(In Millions)
	December 31,
	2015	2014
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$285.2	$271.3
Accounts receivable, net	40.2	122.7
Inventories	329.6	260.1
Supplies and other inventories	110.4	118.6
Income tax receivable	2.0	217.6
Short-term assets of discontinued operations	14.9	326.9
Loans to and accounts receivables from the Canadian Entities	73.0	0.4
Other current assets	123.8	107.7
TOTAL CURRENT ASSETS	979.1	1,425.3
PROPERTY, PLANT AND EQUIPMENT, NET	1,059.0	1,070.5
OTHER ASSETS
Deferred income taxes	2.6	154.7
Long-term assets of discontinued operations	—	403.7
Other non-current assets	93.8	93.0
TOTAL OTHER ASSETS	96.4	651.4
TOTAL ASSETS	$2,134.5	$3,147.2
LIABILITIES
CURRENT LIABILITIES
Accounts payable	$106.3	$166.1
Accrued employment costs	53.0	73.8
State and local taxes payable	35.2	40.7
Accrued expenses	179.2	99.4
Accrued royalties	17.3	28.5
Short-term liabilities of discontinued operations	0.8	399.4
Contingent liabilities	96.5	—
Other current liabilities	89.7	146.6
TOTAL CURRENT LIABILITIES	578.0	954.5
TOTAL POSTEMPLOYMENT BENEFIT LIABILITIES	221.0	268.3
ENVIRONMENTAL AND MINE CLOSURE OBLIGATIONS	231.2	165.6
LONG-TERM DEBT	2,699.4	2,826.5
LONG-TERM LIABILITIES OF DISCONTINUED OPERATIONS	—	427.5
OTHER LIABILITIES	216.5	239.1
TOTAL LIABILITIES	3,946.1	4,881.5
EQUITY
CLIFFS SHAREHOLDERS' DEFICIT	(1,981.4)	(1,431.3)
NONCONTROLLING INTEREST	169.8	(303.0)
TOTAL DEFICIT	(1,811.6)	(1,734.3)
TOTAL LIABILITIES AND DEFICIT	$2,134.5	$3,147.2

CLIFFS NATURAL RESOURCES INC. AND SUBSIDIARIES
STATEMENTS OF UNAUDITED CONDENSED CONSOLIDATED CASH FLOWS

	(In Millions)
	Year Ended December 31,
	2015	2014
OPERATING ACTIVITIES
Net loss	$(748.4)	$(8,311.6)
Adjustments to reconcile net loss to net cash provided (used) by operating activities:
Depreciation, depletion and amortization	134.0	504.0
Impairment of goodwill and other long-lived assets	76.6	9,029.9
Equity loss in ventures (net of tax)	(0.1)	9.9
Deferred income taxes	159.8	(1,153.9)
Changes in deferred revenue and below-market sales contracts	(42.6)	(18.0)
Gain on extinguishment of debt	(392.9)	(16.2)
Loss on deconsolidation, net of cash deconsolidated	668.3	—
Loss (gain) on sale of North American Coal mines	(9.3)	419.6
Other	115.7	(21.5)
Changes in operating assets and liabilities:
Receivables and other assets	355.1	(82.8)
Product inventories	(62.0)	37.8
Payables and accrued expenses	(227.7)	(38.3)
Net cash provided by operating activities	26.5	358.9
INVESTING ACTIVITIES
Purchase of property, plant and equipment	(83.4)	(284.1)
Proceeds (uses) from sale of North American Coal mines	(15.2)	155.0
Other investing activities	6.8	25.5
Net cash used in investing activities	(91.8)	(103.6)
FINANCING ACTIVITIES
Proceeds from first lien notes offering	503.5	—
Debt issuance costs	(33.6)	(9.0)
Borrowings under credit facilities	309.8	1,219.5
Repayment under credit facilities	(309.8)	(1,219.5)
Repayments of equipment loans	(45.4)	(20.9)
Repurchase of debt	(225.9)	(28.8)
Contributions by joint ventures, net	0.1	(25.7)
Distributions of partnership equity	(40.6)	—
Common stock dividends	—	(92.5)
Preferred stock dividends	(51.2)	(51.2)
Other financing activities	(45.9)	(60.2)
Net cash provided by (used in) financing activities	61.0	(288.3)
EFFECT OF EXCHANGE RATE CHANGES ON CASH	(1.4)	(11.6)
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(5.7)	(44.6)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	290.9	335.5
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$285.2	$290.9

1 CLIFFS NATURAL RESOURCES INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATION - EBITDA AND ADJUSTED EBITDA
In addition to the consolidated financial statements presented in accordance with U.S. GAAP, the Company has presented EBITDA and adjusted EBITDA on both a consolidated basis and on a segment basis, which are non-GAAP financial measures that management uses in evaluating operating performance. The presentation of these measures is not intended to be considered in isolation from, as a substitute for, or as superior to, the financial information prepared and presented in accordance with U.S. GAAP. The presentation of these measures may be different from non-GAAP financial measures used by other companies. A reconciliation of these measures on a segment basis is provided on page 2 of the news release. A reconciliation of these consolidated measures to their most directly comparable GAAP measures is provided in the table below.

	(In Millions)		(In Millions)
	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015		2014
Net Income (Loss)	$(57.9)	$(1,368.1)	$(748.4)		$(8,311.6)
Less:
Interest expense, net	(60.7)	(50.3)	(231.4)		(185.2)
Income tax benefit (expense)	4.0	289.7	(163.3)		1,302.0
Depreciation, depletion and amortization	(34.9)	(73.6)	(134.0)	—	(504.0)
EBITDA	$33.7	$(1,533.9)	$(219.7)	—	$(8,924.4)

Less:
Impairment of goodwill and other long-lived assets	$—	$(256.9)	$(3.3)		$(635.5)
Impact of discontinued operations	(26.1)	(1,595.4)	(892.0)		(9,332.5)
Gain on extinguishment of debt	—	16.2	392.9		16.2
Severance and contractor termination costs	(0.9)	(4.0)	(10.2)		(23.3)
Foreign exchange remeasurement	1.1	20.6	16.3		29.0
Proxy contest and change in control in SG&A	—	(0.4)	—		(26.6)
Supplies inventory write-off	(16.3)	—	(16.3)		—
Adjusted EBITDA*	$75.9	$286.0	$292.9		$1,048.3

*Excluding $30.0 million of idle expenses primarily associated with the Empire and United Taconite mines, Cliffs' adjusted EBITDA of $75.9 million would have been $105.9 million.

2 CLIFFS NATURAL RESOURCES INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATION - ADJUSTED EARNINGS
In addition to the consolidated financial statements presented in accordance with U.S. GAAP, the Company has presented Adjusted Net Income attributable to Cliffs' shareholders, which is a non-GAAP financial measure that management uses in evaluating operating performance. The presentation of this measure is not intended to be considered in isolation from, as a substitute for, or as superior to, the financial information prepared and presented in accordance with U.S. GAAP. The presentation of this measure may be different from non-GAAP financial measures used by other companies. A reconciliation of this measure to its most directly comparable GAAP measure is provided in the table below.

	(In Millions)
	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Income (Loss) from Continuing Operations	$(34.8)	$501.7	$143.7	$388.1
Income from Continuing Operations Attributable to Noncontrolling Interest	(2.4)	(3.4)	(8.6)	(25.9)
Net Income (Loss) from Continuing Operations attributable to Cliffs shareholders	$(37.2)	$498.3	$135.1	$362.2
Loss from Discontinued Operations, net of tax	(23.1)	(1,783.4)	(884.4)	(7,586.4)
NET LOSS ATTRIBUTABLE TO CLIFFS SHAREHOLDERS	$(60.3)	$(1,285.1)	$(749.3)	$(7,224.2)
PREFERRED STOCK DIVIDENDS	—	(12.8)	(38.4)	(51.2)
NET LOSS ATTRIBUTABLE TO CLIFFS COMMON SHAREHOLDERS	$(60.3)	$(1,297.9)	$(787.7)	$(7,275.4)
Less:
Impairment of goodwill and other long-lived assets	$—	$(256.9)	$(3.3)	$(635.5)
Gain on extinguishment of debt	—	16.2	392.9	16.2
Severance and contractor termination costs	(0.9)	(4.0)	(10.2)	(23.3)
Foreign exchange remeasurement	1.1	20.6	16.3	29.0
Proxy contest and change in control in SG&A	—	(0.4)	—	(26.6)
Supplies inventory write-off	(16.3)	—	(16.3)	—
Tax effect of adjustments	0.3	4.2	7.3	(3.4)
Income tax valuation allowances	—	—	(165.8)	—
NET INCOME (LOSS) FROM CONTINUING OPERATIONS ATTRIBUTABLE TO CLIFFS COMMON SHAREHOLDERS - ADJUSTED	$(21.4)	$705.8	$(124.2)	$954.6
Weighted Average Number of Shares:
Basic	153.3	153.1	153.2	153.1
Depositary Shares	—	25.2	—	25.2
Employee Stock Plans	—	0.3	—	0.7
Diluted	153.3	178.6	153.2	179.0
Earnings (Loss) per Common Share Attributable to Cliffs Common Shareholders - Basic:
Continuing operations	$(0.14)	$4.61	$(0.81)	$6.24
Discontinued operations	(0.15)	(11.65)	(5.77)	(49.55)
	$(0.29)	$(7.04)	$(6.58)	$(43.31)
Earnings (Loss) per Common Share Attributable to Cliffs Common Shareholders - Diluted:
Continuing operations	$(0.14)	$4.02	$(0.81)	$5.62
Discontinued operations	(0.15)	(9.99)	(5.77)	(42.38)
	$(0.29)	$(5.97)	$(6.58)	$(36.76)

3 CLIFFS NATURAL RESOURCES INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATION EXPLANATIONS
Cash production cost, non-production cash cost, and cash cost per ton are non-GAAP financial measures that management uses in evaluating operating performance. The presentation of these measures is not intended to be considered in isolation from, as a substitute for, or as superior to, the financial information prepared and presented in accordance with U.S. GAAP. The presentation of these measures may be different from non-GAAP financial measures used by other companies.

- Cash production cost per ton is defined as cost of goods sold and operating expenses per ton less depreciation, depletion and amortization; as well as period costs, costs of services and inventory effects per ton.

- Non-production cash cost per ton is defined as the sum of idle costs, period costs (including royalties), costs of services, and inventory effects per ton.

- Cash cost per ton is defined as cost of goods sold and operating expenses per ton less depreciation, depletion and amortization per ton.

4 NET DEBT RECONCILIATION

Net debt is a non-GAAP financial measure that management uses in evaluating financial position. The presentation of this measure is not intended to be considered in isolation from, as a substitute for, or as superior to, the financial information prepared and presented in accordance with U.S. GAAP. The presentation of this measure may be different from non-GAAP financial measures used by other companies. Net debt is defined as long-term debt plus the current portion of short term debt, less cash and cash equivalents. A reconciliation of this consolidated measure to its most directly comparable GAAP measures is provided in the table below.

	(In Millions)
	December 31, 2015	December 31, 2014
Long-term debt	$2,699.4	$2,826.5
Short-term debt and current portion of long-term debt	—	—
Total Debt	$2,699.4	$2,826.5
Less:
Cash and cash equivalents	$285.2	$271.3
Net Debt	$2,414.2	$2,555.2